UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 23, 2010

SMSA PALESTINE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-53343	26-2809270
(Commission File Number)	(IRS Employer Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province 353500, China
(Address of Principal Executive Offices)

(86) 0599-5822099
(Registrant's Telephone Number, Including Area Code)

Unit 30, Block 5, 17 Fang Cao Xi Yi Chengdu, Sichuan Province, China 610000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 23, 2010, we entered into a securities purchase agreement (the "Securities Purchase Agreement") with an institutional investor as well as Sino Oriental Agriculture Group Limited, a British Virgin Islands Company ("Sino Oriental"), and Sino Oriental's wholly owned subsidiaries Misaky Industrial Limited, a Hong Kong company and Fujian Yada Group Co., Ltd., a wholly foreign owned enterprise organized under the laws of the People's Republic of China.  The Securities Purchase Agreement is part of an offering of securities in which we are seeking to sell up to an aggregate of 2,537,975 units at a price of $7.88 per unit for up to an aggregate of $20 million in gross offering proceeds.  Each unit would consist of one newly issued share of our common stock and a warrant to purchase one-fifth of a share of common stock at a purchase price of $9.45 per share for a term of three years.  The purpose of the offering is to support our potential acquisition of Sino Oriental and its operating subsidiaries and to provide working capital to support the operations and growth of the combined entity.  The institutional investor subscribed for 1,238,988 units for an aggregate of $10 million.

The shares and warrants offered under the Securities Purchase Agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an application exemption from registration.  This report is being issued in accordance with the Company's reporting requirements of the Securities Exchange Act of 1934, as amended, and does not constitute an offer of any securities for sale.

The Securities Purchase Agreement is subject to a number of conditions to closing, and no assurances can be given that we will meet any of these conditions or will close the transactions contemplated by the Securities Purchase Agreement.  In addition to customary conditions to closing, the investor's obligations to purchase the shares and warrants under the Securities Purchase Agreement are conditioned on the following events:

•	That a minimum of $15 million is raised in the offering under the terms of the Securities Purchase Agreement.

•
That we enter into an exchange agreement (the "Exchange Agreement"), with Sino Oriental and its shareholders to acquire all of the outstanding stock of Sino Oriental in exchange for 11,685,617 shares of our common stock.

It is also comptemplated in connection with the Exchange Agreement and the Securities Purchase Agreement that we will enter into a share cancellation agreement (the "Share Cancellation Agreement") with Mr. Yang Yongjie, our sole officer and director, pursuant to which Mr. Yang shall agree to surrender for cancellation 3,847,940 shares of our outstanding common stock.

We do not have commitments for the minimum funding requirement at this time.  We are negotiating the Share Cancellation Agreement and the Exchange Agreement, but those negotiations have not been completed and we have not entered into final binding agreements to complete the share cancellation or the exchange transaction.

The Securities Purchase Agreement may be terminated at any time by mutual agreement of the Company and the investor.  In addition, the investor has the right to unilaterally terminate the Securities Purchase Agreement if the conditions to closing have not been satisfied or waived and the closing has not taken place before August 23, 2010.

The foregoing description of the terms of the Securities Purchase Agreement is qualified in its entirety by reference to the provisions of that document filed as Exhibits 10.1 to this report, which is incorporated by reference herein.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated July 23, 2010, by and among the registrant and the investor listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA PALESTINE ACQUISITION CORP.

Date: July 28, 2010	/s/ Yang Yongjie
Chief Executive Officer